SHARE EXCHANGE AGREEMENT

BETWEEN

G-MES Holdings Inc.,
a company incorporated under the laws of Nevada, United States

AND

Saw Peng Hao, representing the 100% shareholder of
G-MES International Pte. Ltd.,
a company incorporated under the laws of Republic of Singapore
("G-MES International")

Dated as of September 15, 2016

THIS AGREEMENT("Agreement") is between G-MES Holdings Inc., a Nevada corporation ("G-MES Holdings") and Mr. Saw Peng Hao (the "Seller"), the sole shareholder of G-MES International Pte. Ltd., incorporated in the Republic of Singapore (the "G-MES International"). G-MES Holdings Inc., Mr. Saw Peng Hao and G-MES International Pte. Ltd. are referred to herein individually as a "Party" and collectively as the "Parties".

Collectively the Parties

WHEREAS, G-MES Holdings desires to purchase 100% of the Issued and Outstanding shares of G-MES International, together with all of the assets of G-MES International (the "Business Assets") on the terms and subject to the conditions set forth herein and;

WHEREAS, G-MES International owns the assets and intellectual property, described more fully in Exhibit A and;

WHEREAS, G-MES Holdings has agreed to issue 30,000,000 restricted shares of G-MES Holdings' common stock to Seller to exchange 100% of the shares and assets of G-MES International for a cost of US$30,000 (at par value $0.001 per share);

WHEREAS, Saw Peng Hao, the President and Director of G-MES Holdings, is the Company's signing authority.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
EXCHANGE OF SHARES

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, **Mr. Saw Peng Hao** hereby agrees to sell, assign, transfer convey and deliver to G-MES Holdings, 100% of the shares and the assets in G-MES International, for US$30,000 in shares, together with all of its rights, titles and interests in the business assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2 G-MES Holdings hereby agrees to purchase and acquire 100% of the shares of G-MES International and all of its Business Assets from G-MES International and issue Seller an aggregate of 30,000,000 new Common Shares of the G-MES Holdings and that this shares issuance in full of the US$30,000.

1.3 It is understood by the Parties that the 30,000,000 shares of G-MES Holdings so issued as exchange for the business assets will be restricted shares as required by Rule 144 of the United States Securities Act (the "Act") and shall display a restrictive legend as required by the United States Securities and Exchange Act.

1.4 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Seller hereby agrees to transfer control of the shares and assets of G-MES International to G-MES Holdings through the acceptance and confirmation of the issuance and granting, by G-MES Holdings, of 30,000,000 newly issued shares of G-MES Holdings which shares, represents the full consideration in exchange of 100% of the shares of G-MES International and all of its assets as described in Exhibit A.

ARTICLE II
CLOSING

2.1 The consummation of the transfer by Seller to G-MES Holdings, and the acquisition by G-MES Holdings of G-MES International and its assets by the issuance of 30,000,000 new Common Shares of G-MES Holdings shall occur not later than September 15, 2016 (the "Closing Date"). Immediately at the Closing Date, G-MES Holdings shall deliver, or cause to be delivered, to Seller, a board resolution confirming the issuance of 30,000,000 Common Shares that are being sold, assigned, and conveyed to Seller, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to Seller.

2.2 Immediately after the Closing, G-MES Holdings shall deliver to Seller, Stock certificate(s) representing 30,000,000 shares issued in the name or names designated by Seller. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.3 On or before September 15, 2016, Seller shall deliver, for transmittal to G-MES Holdings, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of G-MES International.

ARTICLE III
EXECUTION

3.1 G-MES Holdings shall execute and deliver to Seller, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of G-MES Holdings.

3.2 Seller shall execute and deliver to G-MES Holdings, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of G-MES International and all of the assets of G-MES International.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF G-MES HOLDINGS

G-MES Holdings hereby represents and warrants to Seller as follows (it being acknowledged that Seller is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of G-MES Holdings hereunder):

4.1 Authorization. G-MES Holdings, represented by Saw Peng Hao, the President and Director of G-MES Holdings has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal,

valid and binding obligation of G-MES Holdings, and this Agreement is enforceable with respect to G-MES International in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which G-MES Holdings is a party or by which G-MES Holdings or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to G-MES Holdings or the assets or properties of G-MES Holdings.

4.2 Legality of Shares . To the best of G-MES Holdings' knowledge, the Common Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of the Common Shares as set forth in this Agreement, Seller will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3 Compliance with Securities Laws .

(a) No formal or informal investigation or examination by the Securities and Exchange Commission (the "Commission") or by the securities administrator of any state is pending or threatened against G-MES Holdings.

(b) Neither G-MES Holdings, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c) G-MES Holdings is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4 No undisclosed Issues or Liabilities . G-MES Holdings warrants that to the best of its knowledge there are no, issues that might tend to cause damage to G-MES Holdings or its shareholders, or state or federal regulatory problems of any description.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

5.1 Authorization . Seller has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from G-MES Holdings and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Seller and this Agreement is enforceable with respect to Seller, in accordance with its terms.

5.2 Information Regarding this Agreement and the Company . Seller has obtained such information regarding the financial position and prospects of G-MES Holdings, as Seller considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from Seller pursuant to this Agreement.

5.3 Compliance with Securities Laws .

(a) No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of the United States, Malaysia, China, Hong Kong or Seychelles, is pending or threatened against Seller, G-MES International, or the assets of G-MES International.

(b) Neither Seller, G-MES International nor its officers or owners have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c) Seller is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4 Disclosure of Transference of Control

(a) Seller understands and accepts that certain legal and regulatory filings and disclosures may be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission.

(b) one or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

(c) Seller will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(d) Seller will provide a detailed list of individuals or entities (the "New Shareholders") designated to receive Common Shares of G-MES Holdings pursuant to issuance of the 30,000,000 Common Shares specified in this Agreement.

(e) The above noted detailed list of New Shareholders shall include the full legal name of the individual or entity receiving G-MES Holdings Common Shares, the full address and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Exhibit B).

5.5 Seller warrants that Seller shall deliver to G-MES Holdings all of rights, titles and interests in 100% of the shares of G-MES International, the company G-MES International and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6 Seller warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

6.4 Shares to Be Held In Escrow. The Parties agree that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all

shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5 Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to G-MES Holdings, to:	G-MES Holdings Inc. 280 Woodlands Industrial Park E5, #09-44 Harvest @ Woodlands, Singapore 757322
(b) If to Seller, to:	Attn: Saw Peng Hao G-MES International Pte. Ltd. 280 Woodlands Industrial Park E5, #09-44 Harvest @ Woodlands, Singapore 757322

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.6.

6.6 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7 Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8 Attorneys' Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

G-MES HOLDINGS INC.

By: ________________________
Designated Signing Authority
Saw Peng Hao
President, Director

SELLER

By: ________________________
Saw Peng Hao
100% shareholder of
G-MES International Pte. Ltd.,

Exhibit A

List of Assets

G-MES International Pte. Ltd.
A Company incorporated in the Republic of Singapore. The principal activity of the Company is construction support and management, with particular specialization in provision of floor safety solutions. It is a registered Social Enterprise under the Singapore Centre for Social Enterprise initiated by the Government of the Republic of Singapore. The Company is the largest player in the catering of floor safety solutions to the public residential housing sector of the Republic of Singapore, where more than 90% of the nation's Home Improvement Programme (HIP) and Enhancement for Active Seniors (EASE) programme spearheaded by the national developer, Housing Development Board, are captured by the Company currently.

Exhibit B

New Shareholders List

	Name, Address and citizenship	Number of shares
1	**Saw Peng Hao** 54 Lorong G Telok Kurau #05-01 Singapore 426237 (Singaporean)	**30,000,000**
	Total Number of Common Shares	**30,000,000**